Exhibit 99.(a)(1)(A)

ARIBA, INC.

807 11TH AVENUE

SUNNYVALE, CA 94089

650.390.1000

OFFER TO EXCHANGE

OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK

HAVING AN EXERCISE PRICE OF

$10.00 OR MORE PER SHARE

JULY 7, 2005

ARIBA, INC.

OFFER TO EXCHANGE OUTSTANDING OPTIONS

HAVING AN EXERCISE PRICE OF $10.00 OR MORE PER SHARE

THE OFFER EXPIRES AT MIDNIGHT, PACIFIC TIME, ON

FRIDAY, AUGUST 5, 2005, UNLESS THE OFFER PERIOD IS EXTENDED

Ariba, Inc. is offering the employees of Ariba and its subsidiaries the opportunity to exchange outstanding stock options with exercise prices of $10.00 or more per share for restricted shares of its Common Stock.

If you elect to participate in the offer, we will issue to you, in exchange for the cancellation of your eligible stock options, restricted shares of our Common Stock. The number of restricted shares that you will receive will be equal to the number of shares underlying each cancelled stock option multiplied by the exchange ratio for that option. The exchange ratio depends on the exercise price of your option, as follows:

Option Exercise Price per Share	Exchange Ratio
$10.00 to $14.99	0.5
$15.00 to $19.99	0.4
$20.00 to $29.99	0.3
$30.00 and Above	0.2

For example, if you hold an option to purchase 100 shares for $17.50 per share and you elect to participate in the offer, you will receive 40 restricted shares in exchange for that option. If you hold an option to purchase 100 shares for $35.00 per share and you elect to participate in the offer, you will receive 20 restricted shares in exchange for that option.

The shares you receive will vest in three equal annual installments over the three-year period following August 5, 2005 (or a later date if the offer period is extended). However, under certain circumstances, vesting will be postponed (see Section 3 of this Offer to Exchange for a description of when vesting would be postponed). If your employment with Ariba terminates for any reason, any remaining unvested shares will be forfeited, except as otherwise provided under any written severance agreement you have entered into with Ariba.

Only employees of Ariba as of July 7, 2005, who continue to be employees through the offer termination date of August 5, 2005 (or a later date, if the offer period is extended), are eligible to participate in the offer. If you are on a personal leave of absence of six months or less in duration as of the offer termination date, you are eligible to participate in the offer. In addition, if you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are eligible to participate in the offer. However, if you are on a personal leave of absence exceeding six months in duration or if you resign or receive a notice of termination at any time before the offer terminates, you are not eligible to participate in the offer. The non-employee members of our Board of Directors, as well as employees who have as of the date of this Offer to Exchange indicated in writing that they will not participate in the offer, are not eligible to participate in the offer.

You must tender either all of your eligible options (i.e., those options having an exercise price of $10.00 or more per share) or none. You may not elect to exchange only a part of your eligible options. For example, if you hold an option granted in 2003 with an exercise price of $20.00 per share and an option granted in 2004 with an exercise price of $15.00 per share, you must exchange both options or neither option.

We are making the offer upon the terms and subject to the conditions described in this Offer to Exchange, including the conditions described in Section 7 of this Offer to Exchange. We are not making the offer to, nor will we accept any tender of eligible options from or on behalf of, employees in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not comply with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to eligible employees in any jurisdiction.

Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether or not you should tender your eligible options for exchange. You must make your own decision whether or not to tender your eligible options. You should carefully review this Offer to Exchange in its entirety before deciding whether to exchange your eligible options.

Shares of our Common Stock are quoted on The Nasdaq National Market under the symbol “ARBA.” On July 6, 2005, the closing price of our Common Stock as reported on The Nasdaq National Market was $5.72 per share.

You should direct questions about the offer, requests for assistance in completing the related documents and requests for additional copies of this Offer to Exchange or related documents by sending an email to Sorrell Johnson at sjohnson@ariba.com.

This transaction has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and any applicable legislation, the legislation will take precedence. All references to tax consequences are for guidance only. We recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the offer.

IMPORTANT

Whether or not you accept the offer, you must complete and sign the Election Form and deliver your Election Form to Sorrell Johnson at Ariba via facsimile at 650.390.1976. Election Forms must be received before midnight, Pacific Time, on August 5, 2005 (or a later expiration date, if we extend the offer). Election Forms not received by Ariba by the offer termination date, even if sent by the offer termination date, will be disregarded. Please allow time for delivery when sending your Election Forms.

If you accept the offer and the price of our Common Stock increases above the exercise price of your eligible options during the term of your eligible options, the value of the consideration you receive may be less than the value of the Common Stock you would have received upon exercise of your eligible options. Therefore, we cannot guarantee that the value of the consideration you receive will be higher than what you would receive if you do not exchange your eligible options. Further, we cannot guarantee that the value of the Common Stock at the time it vests will be higher than or equal to the value of the Common Stock at the time you receive it. Ariba and its Board of Directors recognize that the decision to accept or reject the offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors about your financial or tax situation. The information about the offer from Ariba is limited to the contents of this Offer to Exchange.

We have not authorized any person to make any recommendation on our behalf as to whether or not you should tender your eligible options pursuant to the offer. We have not authorized anyone to give you any information or to make any representation in connection with the offer other than the information and representations contained in this document and the Tender Offer Statement filed with the SEC on July 7, 2005. If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by us.

SUMMARY OF TERMS

The following are answers to some of the questions that you may have about the offer to employees of Ariba, Inc. (the “Offer”) to exchange outstanding options, whether or not vested, that have exercise prices of $10.00 or more per share (the “Eligible Options”). We urge you to read carefully the remainder of this Offer to Exchange and the accompanying documents, because the information in this summary is not complete. We have included references to the relevant sections of this Offer to Exchange where you can find a more complete description of the topics in this summary.

Who can participate in the Offer?

“Eligible Participants” are employees of Ariba as of July 7, 2005, who continue to be employees through August 5, 2005, or a later date if the Offer is extended (the “Offer Termination Date”). If you are on a personal leave of absence of six months or less in duration as of the Offer Termination Date, you are eligible to participate in the Offer. In addition, if you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer. However, if you are on a personal leave of absence exceeding six months in duration or if you resign or receive a notice of termination at any time before the Offer Termination Date, you are not eligible to participate in the Offer. The non-employee members of our Board of Directors, as well as employees who have as of the date of this Offer to Exchange indicated in writing that they will not participate in the Offer, are not eligible to participate in the Offer. See Section 1 of this Offer to Exchange.

What options is Ariba offering to exchange?

We are offering to exchange vested and unvested stock options held by Eligible Participants that are currently outstanding under our equity incentive and stock option plans and that have exercise prices of $10.00 or more per share. You may elect to exchange all or none of your Eligible Options if you are an Eligible Participant, and if otherwise permissible under applicable law. Partial tenders of Eligible Options are not allowed.

Why is Ariba making the Offer?

We have consistently viewed appropriate equity incentives as a key element of our employee compensation program. Many of our outstanding options have had, for an extended period of time, exercise prices that are significantly higher than the current market price of our Common Stock. We believe that this has adversely impacted our ability to retain valued employees. By making this Offer, we believe we will be able to improve employee morale and retention. See Section 2 of this Offer to Exchange.

What consideration will I receive in exchange for the cancellation of an Eligible Option?

If you elect to participate in this Offer pursuant to the terms described in this Offer to Exchange, we will issue to you, in exchange for the cancellation of your Eligible Options, restricted shares of our Common Stock (the “Restricted Common Shares”). The number of Restricted Common Shares that you will receive will be equal to the number of shares underlying each of your Eligible Options multiplied by the applicable exchange ratio. The applicable exchange ratio depends on the exercise price of your Eligible Options, as follows:

Option Exercise Price per Share	Exchange Ratio
$10.00 to $14.99	0.5
$15.00 to $19.99	0.4
$20.00 to $29.99	0.3
$30.00 and Above	0.2

If this calculation would result in the issuance of fractional shares of Common Stock, the number of Restricted Common Shares will be rounded up to the next whole number of shares.

How did Ariba determine the number of shares to be issued in exchange for the cancellation of each option?

We retained an independent compensation advisor to assist us in evaluating and structuring the Offer. Among other things, the compensation advisor assessed the economic value of the Eligible Options and the Restricted Common Shares issuable in exchange for the cancellation of Eligible Options. In addition, we considered the human resources, financial, tax and accounting impact of the Offer.

How and when will I receive my Restricted Common Shares?

As soon as reasonably practicable after the Offer Termination Date, we expect to deliver the Restricted Common Shares to E*TRADE, the “captive broker” for our employee stock option and employee stock purchase plans (the “Designated Broker”). The Designated Broker will deposit the Restricted Common Shares into your account. If you do not have an account with the Designated Broker, we will provide you with the information necessary to establish one prior to the Offer Termination Date. The Designated Broker will hold your Restricted Common Shares in your account and release them for sale as they vest.

May I request to have my Restricted Common Shares delivered to a broker other than the Designated Broker?

For administrative reasons, your Restricted Common Shares can only be delivered directly to the Designated Broker.

Are there conditions to the Offer?

The Offer is subject to a number of conditions, which are described in Section 7 of this Offer to Exchange. If any of these conditions exist, we may decide to reject the Eligible Options that you elect to exchange, or we may terminate or amend the Offer, or postpone our acceptance of any Eligible Options that you elect to exchange. A summary of these conditions is as follows:

•	if we are required to extend the Offer Termination Date beyond August 5, 2005;

•	if regulatory or legal actions threaten the validity or existence of, or our ability to complete, the Offer, or materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if trading of our common stock in the U.S. securities markets is suspended;

•	if a third party commences a merger with or acquisition of Ariba; or

•	if we believe that a material change or changes in our business, condition (financial or other), assets, income, operations, prospects or stock ownership has occurred.

What happens if I am an Eligible Participant on July 7, 2005, but I am not an Eligible Participant on the Offer Termination Date?

If you elect to tender your Eligible Options and prior to the Offer Termination Date (a) you resign or your employment with Ariba terminates or (b) you receive notice of such termination, then none of your Eligible Options will be exchanged and your Eligible Options will continue on their current terms. Participation in the Offer does not confer upon you the right to remain employed by Ariba.

If I am an Eligible Participant employed outside of the United States who holds Eligible Options, am I subject to the same terms as described in this Offer?

If you are an Eligible Participant employed outside of the United States who holds Eligible Options, you are subject to the terms of this Offer as described herein. In certain countries, however, we will grant stock units (instead of Restricted Common Shares) in exchange for Eligible Options. Stock units represent a contractual right to receive shares of our Common Stock on a future date. When stock units vest, they will be converted into shares of our Common Stock on a one-for-one basis. Stock units will vest on the same schedule as Restricted Common Shares. See Section 3 of this Offer to Exchange. If you are awarded stock units, no Common Stock will be issued to you at the date of grant. You will have no rights as a stockholder until the stock units are converted into shares of Common Stock and no right to vote shares represented by stock units. Eligible Participants employed outside of the United States should refer to Appendix A to this Offer to Exchange, entitled “Guide to International Issues,” for a discussion of the tax and other consequences of accepting or rejecting the Offer in the country in which they are employed.

Will I be eligible to receive future option grants if I exchange my Eligible Options?

Regardless of whether you exchange your Eligible Options, you may be eligible to receive future option or restricted stock grants in accordance with our standard policies. Acceptance of the Offer will not entitle you to receive any future option grants. We will not grant any options to Eligible Participants prior to the Offer Termination Date.

Will the Restricted Common Shares be subject to vesting?

Yes. If your employment with Ariba terminates for any reason before all Restricted Common Shares have vested, then the remaining unvested shares will be forfeited, except as otherwise provided under any written severance agreement you have entered into with Ariba. The Restricted Common Shares will vest upon your completion of successive twelve-month periods of active employment with Ariba, as follows:

Date	Aggregate Vested Portion
First completed twelve-month period of active employment	1/3
Second completed twelve-month period of active employment	2/3
Third completed twelve-month period of active employment	All

However, if a vesting date specified above for an installment of Restricted Common Shares is not a “Permissible Trading Day” (as defined in Section 3 of this Offer to Exchange), then the vesting of that installment will be deferred until the first Permissible Trading Day thereafter.

May I sell the Restricted Common Shares before they vest?

No.

If I elect to exchange Eligible Options, do I have to exchange all of my Eligible Options or can I just exchange some of them?

If you hold more than one Eligible Option, you must tender all or none. In addition, you may not tender part of an Eligible Option.

However, if you hold an option with an exercise price of less than $10.00 per share (i.e., an option that is not an Eligible Option), then you may still tender all other options that qualify as Eligible Options.

Will I have to pay taxes if I exchange my Eligible Options in the Offer?

Please note that the following discussion applies only to United States tax residents. If you are not a United States tax resident (i.e., because you reside and work in a country outside the United States), please see Appendix A to this Offer to Exchange for a discussion of the tax consequences under the laws of various countries outside of the United States.

Generally, you will not recognize taxable income when you receive the Restricted Common Shares. However, you may make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of the award (see below). If you do not elect under Section 83(b) to recognize income at the time of the award, you will recognize taxable income at the time of vesting. The taxable income will be equal to the fair market value of the Restricted Common Shares when they vest. The taxable income will be subject to applicable tax withholding requirements. See also Section 12.

You may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year 2005 an amount equal to the fair market value of the Restricted Common Shares on the Offer Termination Date. The fair market value of the Restricted Common Shares will be determined as if the shares were not subject to forfeiture. If you make the Section 83(b) election, you will not recognize any additional income when the Restricted Common Shares vest, and any appreciation in the value of the Restricted Common Shares after the Offer Termination Date will not be taxed as compensation but instead will be taxed as a capital gain when the shares are sold or otherwise transferred.

If you make a Section 83(b) election and the Restricted Common Shares are later forfeited or if their value subsequently decreases, you will not be entitled to a tax deduction or a refund of the tax already paid.

The Section 83(b) election must be filed with the Internal Revenue Service within 30 days after the Offer Termination Date. The ordinary income resulting from the election will be subject to applicable tax withholding requirements. The election generally is not revocable and cannot be made after the 30-day period has expired.

Depending on your personal tax situation, you may owe taxes on the Restricted Common Shares above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

Before accepting the Offer and before making a Section 83(b) election covering Restricted Common Shares, we strongly recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer under the laws of the country in which you live and work.

When does the Offer expire? Can the Offer be extended, and if so, how will I know if it is extended?

The Offer expires on August 5, 2005, at midnight, Pacific Time, unless we extend it.

Although we do not currently intend to do so, we may, in our discretion or as required, extend the Offer at any time. If we extend the Offer, we will announce the extension not later than midnight, Pacific Time, on August 5, 2005. See Section 1 of this Offer to Exchange.

What do I need to do to exchange my Eligible Options?

Whether or not you accept the Offer, you must make your election by following the directions set forth in Section 4 of this Offer to Exchange and deliver your signed Election Form to Sorrell Johnson at Ariba before the Offer Termination Date. Election Forms must be sent via facsimile to 650.390.1976.

Election Forms must be received before midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the Offer). Election Forms not received by Ariba by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Election Forms.

If you elect to participate in the Offer, you must have an account with the Designated Broker, as we will deposit the Restricted Common Shares directly into that account. If you do not currently have an account with the Designated Broker, we will provide you with the information necessary to establish one prior to the Offer Termination Date. This account must remain open until all of your Restricted Common Shares have vested. Please note that there is currently no cost to you in maintaining an account with the Designated Broker, although this may change and there may be costs associated with effecting transactions out of that account.

You should review this Offer to Exchange, the Election Form and all of the related attachments before making your election.

During what period of time may I change my previous election?

You may change your previous election at any time before midnight, Pacific Time, on August 5, 2005. If we extend the Offer beyond that time, you may change your previous election at any time until the extended Offer Termination Date. To change your election, please follow the directions set forth in Section 5 of this Offer to Exchange.

A Notice of Change in Election Form must be received before midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the Offer). A Notice of Change in Election Form not received by Ariba by the Offer Termination Date will be disregarded. If you change your election from “reject” to “accept,” you will also be required to fill out and deliver a new Election Form. You may change your election more than once. See Section 5 of this Offer to Exchange.

What will happen to my Eligible Options if I do not accept the Offer?

If you do not accept the Offer, you will keep all your current options and you will not receive any Restricted Common Shares pursuant to the Offer. No changes will be made to your current options.

Under what circumstances would Ariba not accept my Eligible Options?

We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted and received for exchange and for which the election has not been validly withdrawn. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange, or if certain conditions exist that, in our reasonable judgment, make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offer to Exchange.

When will Ariba release its preliminary unaudited financial results for the quarter ended June 30, 2005?

We currently anticipate releasing our preliminary unaudited financial results for the quarter ended June 30, 2005 on or about July 21, 2005. We urge you to review carefully these financial results when deciding whether to participate in the Offer by exchanging Eligible Options for Restricted Common Shares.

Whom should I contact if I have questions about the Offer?

You should direct questions about this Offer, requests for assistance in completing the related documentation and requests for additional copies of this Offer to Exchange or related documents by sending an email to Sorrell Johnson at sjohnson@ariba.com.

THE OFFER

Material Risks of Participating in the Offer

Participation in this Offer involves a number of potential risks, including the material risk described below. Eligible Participants should carefully consider these risks and are urged to speak with an investment and tax advisor as necessary before deciding whether or not to participate in this Offer. In addition, we strongly encourage you to read this Offer to Exchange in its entirety and review the documents referred to in Section 18 of this Offer to Exchange.

If our stock price increases after the date your Eligible Options are cancelled, your cancelled Eligible Options might have been worth more than the Restricted Common Shares that you receive in exchange for them.

Although the market price of our Common Stock is currently lower than the exercise price of the Eligible Options you may tender in this Offer, the market price of our Common Stock may increase in the future. If you accept the Offer and the price of our Common Stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Restricted Common Shares may be less than the net amount you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the Restricted Common Shares will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the Restricted Common Shares at the time they vest will be higher than or equal to the value of the Restricted Common Shares at the time you receive them.

Ariba and its Board of Directors recognize that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer that is available from Ariba is limited solely to the information contained in this Offer to Exchange.

1.	ELIGIBLE PARTICIPANTS; NUMBER OF OPTIONS; OFFER TERMINATION DATE

“Eligible Participants” are employees of Ariba as of July 7, 2005, who continue to be employees through the Offer Termination Date. If you are on a personal leave of absence of six months or less in duration as of the Offer Termination Date, you are eligible to participate in the

Offer. In addition, if you are currently on medical, maternity, worker’s compensation, military or other statutorily protected leave of absence you are eligible to participate in the Offer. However, if you are on a personal leave of absence exceeding six months in duration or if you resign or receive a notice of termination at any time before the Offer Termination Date, you are not eligible to participate in the Offer. The non-employee members of our Board of Directors, as well as employees who have as of the date of this Offer to Exchange indicated in writing that they will not participate in the Offer, are not eligible to participate in the Offer.

“Eligible Options” consist of options with an exercise price per share of $10.00 or more that have been granted under one of the following plans (the “Participating Plans”):

•	Ariba, Inc. 1996 Stock Plan

•	Ariba, Inc. 1999 Equity Incentive Plan

•	FreeMarkets, Inc. Second Amended and Restated Stock Incentive Plan

•	FreeMarkets, Inc. Broad Based Equity Incentive Plan

•	iMark 1999 Stock Option Plan

•	SupplierMarket.com, Inc. 1999 Stock Option Plan

•	Tradex Technologies, Inc. 1999 Employee Stock Option/Stock Issuance Plan

•	Tradex Technologies, Inc. 1998 Employee Stock Option Plan

•	Trading Dynamics 1999 Stock Plan

•	Trading Dynamics 1998 Stock Plan

If you elect to participate in the Offer pursuant to the terms described in this Offer to Exchange, we will issue Restricted Common Shares to you in exchange for the cancellation of your Eligible Options. The number of Restricted Common Shares that you will receive will be equal to the number of shares underlying each of your Eligible Options multiplied by the applicable exchange ratio. The applicable exchange ratio depends on the exercise price of your Eligible Option, as follows:

Option Exercise Price per Share	Exchange Ratio
$10.00 to $14.99	0.5
$15.00 to $19.99	0.4
$20.00 to $29.99	0.3
$30.00 and Above	0.2

If this calculation would result in the issuance of fractional shares of Common Stock, the number of Restricted Common Shares will be rounded up to the next whole number of shares.

For example, if you elect to exchange an option to purchase 100 shares for $17.50 per share, you will receive 40 Restricted Common Shares in exchange for that option. If you elect to exchange an option to purchase 100 shares for $35.00 per share, you will receive 20 Restricted Common Shares in exchange for that option.

The Restricted Common Shares will be subject to vesting, as further described in Section 3 of this Offer to Exchange.

If you are an Eligible Participant employed outside of the United States you may receive stock units (instead of Restricted Common Shares) in exchange for Eligible Options. See Section 13 of this Offer to Exchange.

An Eligible Option may only be tendered in its entirety. In addition, if you hold more than one Eligible Option, you must tender all or none of your Eligible Options.

As of July 6, 2005, options to purchase 10,414,065 shares of Common Stock were outstanding under the Participating Plans. These options had exercise prices between $0.01 and $572.25 per share. Options to purchase 8,667,181 shares of our Common Stock had an exercise price of $10.00 or more, of which 7,743,374 are held by Eligible Participants. The shares of Common Stock issuable upon exercise of Eligible Options held by Eligible Participants represent approximately 74.4% of the total shares of Common Stock issuable upon exercise of all options outstanding under the Participating Plans as of July 6, 2005. As of July 6, 2005, options to purchase 103,331 shares of Common Stock were outstanding under our stock option plans other than the Participating Plans.

Our Offer is subject to the terms and conditions described in this Offer to Exchange. We will only accept Eligible Options that are properly submitted for exchange and not validly withdrawn in accordance with Sections 4 and 5 of this Offer to Exchange before the Offer expires on the Offer Termination Date. We may, however, reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange or to the extent certain conditions described in this Offer to Exchange exist that, in our reasonable judgment, make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offer to Exchange.

The term “Offer Termination Date” for this Offer means midnight, Pacific Time, on August 5, 2005, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If we extend the period of time during which the Offer will remain open, the term “Offer Termination Date” will refer to the latest time and date at which the Offer expires. See Section 14 of this Offer to Exchange for a description of our rights to extend, postpone, terminate and/or amend the Offer or to reject any Eligible Option that you elect to exchange.

We will publish a notice if we decide to take any of the following actions:

•	increase or decrease what we will give you in exchange for your Eligible Options;

•	increase or decrease the number of Eligible Options that may be exchanged in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within 10 business days from the date we notify you of such an increase or decrease, we also intend to extend the Offer until 10 business days after the date the notice is published. If we elect to extend the Offer, the date when the Restricted Common Shares are issued would also change.

A “business day” means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 midnight, Pacific Time.

2.	PURPOSE AND STRUCTURE OF THE OFFER.

We have consistently viewed appropriate equity incentives as a key element of our employee compensation program. We believe that appropriate equity incentives serve the following purposes:

•	to attract and retain highly qualified employees;

•	to create incentives for our employees to assist Ariba in achieving our corporate goals;

•	to strengthen the alignment of interests between our employees and stockholders; and

•	to allow Ariba to maintain cash compensation at lower levels than would otherwise be required without appropriate equity incentives.

Many of our outstanding options have had, for an extended period of time, exercise prices that are significantly higher than the current market price of our Common Stock. This has adversely impacted our ability to retain valued employees. By making this Offer, we believe that we will be able to improve employee morale and retention by realigning our compensation programs to more closely reflect the current market and economic conditions.

3.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF RESTRICTED COMMON SHARES.

Restricted Common Shares.

The Restricted Common Shares to be issued in exchange for each Eligible Option that is tendered will be equal to the number of shares underlying that Eligible Option multiplied by the applicable exchange ratio, as described in Section 1 of this Offer to Exchange. If this calculation would result in the issuance of fractional shares of Common Stock, the number of Restricted Common Shares will be rounded up to the next whole number of shares.

If we receive and accept elections to exchange all Eligible Options outstanding as of July 7, 2005 held by Eligible Participants, we expect to grant Restricted Common Shares in exchange for such Eligible Options for an aggregate total of approximately 2,988,455 shares of our Common Stock. See Section 10 of this Offer to Exchange. Such number of Restricted Common Shares would equal approximately 4.4% of the total shares of our Common Stock outstanding as of July 6, 2005.

The Issuing Plans.

The Restricted Common Shares will be issued under one of the following Participating Plans (the “Issuing Plans”):

•	Ariba, Inc. 1999 Equity Incentive Plan

•	FreeMarkets, Inc. Second Amended and Restated Stock Incentive Plan

•	FreeMarkets, Inc. Broad Based Equity Incentive Plan

The Restricted Common Shares will be subject to the terms and conditions of the Issuing Plan under which they are granted. The terms of each Issuing Plan permit us to issue Common Stock to eligible employees. Additional information about each Issuing Plan may be found in the Summary and Prospectus for that Issuing Plan. Please contact Sorrell Johnson at sjohnson@ariba.com to request copies of an Issuing Plan or the Summary and Prospectus for that plan. Copies will be provided promptly and at our expense. In addition, you may access these documents directly on our internal web site at http://stock.ariba.com.

Ariba Common Stock.

Please review the materials we have filed with the SEC, including the documents listed in Section 18, for information regarding the terms of our Common Stock and a description of Ariba and its business and operations.

Vesting of Restricted Common Shares.

If your employment with Ariba terminates for any reason before all Restricted Common Shares have vested, then the remaining unvested shares will be forfeited, except as otherwise provided under any written severance agreement you have entered into with Ariba. One-third of the Restricted Common Shares that you receive will vest on the first Permissible Trading Day (as defined below) that occurs on or after the date on which you complete the first 12 months of active employment with Ariba from the Offer Termination Date. Thereafter, an additional one-third of the Restricted Common Shares will vest on the first Permissible Trading Day that occurs on or after the date on which you complete the second 12-month period of active employment from the Offer Termination Date. The rest of the Restricted Common Shares will vest on the first Permissible Trading Day that occurs on or after the date on which you complete the third 12-month period of active employment. No additional shares will vest after your employment has terminated for any reason.

“Permissible Trading Day” means a day that satisfies each of the following requirements:

•	The Nasdaq National Market is open for trading on that day;

•	You are permitted to sell shares of our Common Stock on that day without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	You are not in possession of material non-public information that would make it illegal for you to sell shares of our Common Stock on that day under Rule 10b-5 of the Exchange Act, and Rule 10b5-1 of the Exchange Act is not applicable;

•	Under our written Securities Trading Policy, you are permitted to sell shares of our Common Stock on that day; and

•	You are not prohibited from selling shares of our Common Stock on that day by a written agreement between you and Ariba or a third party.

If you have entered into a written severance agreement with Ariba that provides for accelerated vesting in the event your employment is terminated under certain circumstances, then vesting of any Restricted Common Shares that you receive will accelerate to the extent permitted under your severance agreement. In all other cases, vesting will not accelerate upon termination of your employment.

Until your Restricted Common Shares vest, you will not be able to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of Restricted Common Shares. In addition, you must comply with applicable securities laws and our Securities Trading Policy when you sell any Restricted Common Shares.

Tax Consequences.

If you are a U.S. employee, you should refer to Section 12 of this Offer to Exchange for a discussion of the U.S. income tax consequences of the Restricted Common Shares and the Eligible Options, as well as the consequences of accepting or rejecting the Restricted Common Shares under this Offer. If you are employed outside of the United States, please refer to Appendix A to this document, entitled “Guide to International Issues.” For all employees, we recommend that you consult with your tax advisor with respect to tax matters.

Registration of Restricted Common Shares.

All Restricted Common Shares issuable under this Offer have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the SEC.

4.	PROCEDURES FOR EXCHANGING ELIGIBLE OPTIONS.

If you elect to participate in the Offer, you must have an account with the Designated Broker, as we will deposit the Restricted Common Shares directly into that account. If you do not currently have an account with the Designated Broker, we will provide you with the information necessary to set one up prior to the Offer Termination Date. This account must remain open until all Restricted Common Shares have vested. Please note that there is currently no cost to you in maintaining an account with the Designated Broker, although this may change and there will be costs associated with effecting transactions out of that account.

For All Eligible Participants.

An Election Form (in the form attached as Exhibit 1) will be e-mailed to you with this Offer to Exchange. Complete the Election Form by checking the appropriate box and signing at the bottom of the Election Form. You must complete and sign an Election Form, whether or not you elect to exchange your Eligible Options. Once completed and signed, fax the Election Form to Sorrell Johnson at Ariba at 650.390.1976. Please keep a confirmation of receipt of your facsimile transmittal of your Election Form for your record-keeping purposes. Within three business days after we receive your Election Form, you will receive an email confirmation evidencing such receipt. In the event that you do not receive an email confirmation that Ariba has received your Election Form, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive confirmation of receipt, please send an email request to Sorrell Johnson at sjohnson@ariba.com. Election Forms must be received before midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the Offer). Election Forms not received by Ariba by the Offer Termination Date will be disregarded.

You do not need to return the Stock Option Agreements for your Eligible Options to effectively accept the Offer, as they will be cancelled automatically if Ariba accepts your Eligible Options for exchange. However, you may be required to return your Stock Option Agreements upon Ariba’s request.

If we extend the Offer beyond the August 5, 2005 Offer Termination Date, then you must sign and deliver the Election Form before the extended Offer Termination Date. We may reject any Eligible Options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange or to the extent certain conditions described in this Offer to Exchange exist that, in our reasonable judgment, make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offer to Exchange. Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly exchanged options promptly following the deadline of midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the Offer). If you do not sign and deliver your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms and Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms, Notice of Change in Election Forms or exchanged options to the extent that we determine they were not properly executed or delivered, to the extent that we determine it is unlawful to accept the Eligible Options elected for exchange or to the extent certain conditions described in this Offer to Exchange exist that, in our reasonable judgment, make it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offer to Exchange. We may waive any or all of the conditions of the Offer for all Eligible Participants. We may waive any defect or irregularity in any Election Form or Notice of Change in Election Form with respect to any particular Eligible Participant. No Eligible Options will be accepted for exchange until all defects or irregularities have been cured by the Eligible Participants exchanging the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to exchange any Eligible Options, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement.

If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of your Eligible Options validly elected for exchange and not properly withdrawn, you may assume that your properly executed and delivered Election Form has been accepted. As soon as practicable, after we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the Restricted Common Shares that we will issue to the Eligible Participant. If you elect to exchange your Eligible Options according to the procedures described above, you will have accepted the Offer. Our acceptance of Eligible Options that are properly submitted and received for exchange will form a binding agreement between you and us on the terms and subject to the conditions of this Offer.

Subject to our rights to extend, terminate, postpone and/or amend the Offer or to reject the Eligible Options you elect to exchange, we currently expect that we will accept promptly after the Offer Termination Date all properly and timely made elections to exchange Eligible Options that have not been validly withdrawn.

5.	CHANGE IN ELECTION.

You may only change your election by following the procedures described in this Section 5.

You may change your election at any time before midnight, Pacific Time, on August 5, 2005. If we extend the Offer beyond that time, you may change your election at any time until the extended Offer Termination Date. Additionally, you may withdraw any Eligible Options you elected to exchange if, after 40 business days from the commencement of the Offer, we have not accepted your Eligible Options for exchange. The 40th business day is August 31, 2005.

Please note that you have been supplied with two different Notice of Change in Election Forms, one of which is to be used if you wish to reject the Offer after having accepted it and the other of which is to be used if you wish to accept the Offer after having rejected it. If you intend to change an election, it is important that you follow the procedures outlined below.

To change your election, you must deliver a Notice of Change in Election Form, a copy of which is attached to this Offer to Exchange as Exhibit 2, to Sorrell Johnson at Ariba before midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the Offer). The Notice of Change in Election Form must be sent via facsimile to 650.390.1976. Please keep a confirmation of receipt of your facsimile transmittal of your Notice of Change in Election Form for your record-keeping purposes. Within three business days, you will receive an email confirmation that Ariba has received your Notice of Change in Election Form. In the event that you do not receive an email confirmation that Ariba has received your Notice of Change in Election Form, you must send a copy of your fax confirmation of receipt to evidence proper and timely submission of your Notice of Change in Election Form.

Notice of Change in Election Forms must be received before midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the Offer). Notice of Change in Election Forms not received by Ariba by the Offer Termination Date, even if sent by the Offer Termination Date, will be disregarded. Please allow time for delivery when sending your Notice of Change in Election Form. The Notice of Change in Election Form must be signed by you, must have your name on it, and must clearly indicate whether you elect to accept or reject the Offer. Please note that if you previously elected to reject the Offer and wish to change your election and accept the Offer, you must also fill out and deliver a new Election Form along with the Notice of Change in Election. You may change your election more than once. The Notice of Change in Election Form and new Election Form (if applicable) may be sent via the process described above.

Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Change in Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Notice of Change in Election Forms. Our determinations regarding these matters will be final and binding.

6.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION; ISSUANCE OF CONSIDERATION.

On the terms and subject to the conditions of this Offer and as promptly as reasonably practicable following the Offer Termination Date, we expect to accept for exchange and cancellation all Eligible Options properly elected for exchange and cancellation and not validly withdrawn before the Offer Termination Date. As soon as practicable after the Offer Termination Date, we will deliver the Restricted Common Shares to the Designated Broker.

We will give you notice of our acceptance for exchange and cancellation of Eligible Options validly elected for exchange and cancellation and not properly withdrawn as of the Offer Termination Date. We will notify you on or prior to August 5, 2005 (or a later expiration date if Ariba extends the Offer), or as soon as possible thereafter, if we reject your election. If you are not notified of a rejection and you receive notice of our acceptance for exchange and cancellation of Eligible Options, you may assume that your properly executed and delivered Election Forms have been accepted. After we accept Eligible Options for exchange and cancellation, we will send each Eligible Participant who accepted the Offer an email confirming the Restricted Common Shares that we will issue to the Eligible Participant.

7.	CONDITIONS OF THE OFFER.

Any other provision of the Offer notwithstanding, we will not be required to accept any Eligible Options that you elect to exchange, and we may terminate or amend the Offer, or postpone our acceptance of any Eligible Options that you elect to exchange, in each case if at any time on or after July 7, 2005, and on or before August 5, 2005 (or a later expiration date if the Offer is extended), we determine that any event has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to exchange. The conditions are as follows:

•	if we are required to extend the Offer Termination Date beyond August 5, 2005;

•	if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a)	challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the Restricted Common Shares or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b)	delay or restrict our ability, or render us unable, to accept the Eligible Options for exchange and cancellation or to issue the Restricted Common Shares for some or all of the Eligible Options elected for exchange;

(c)	materially impair our ability to provide employees with compensation, by decreasing the value of the Restricted Common Shares or otherwise; or

(d)	materially and adversely affect our business, condition (financial or other), income, operations or prospects or materially impair the benefits that we believe we will receive from the Offer;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if there is:

(a)	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

(b)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•	if another person, entity or “group,” within the meaning of Section 13(d)(3) of the Exchange Act publicly makes or proposes a tender or exchange offer for some or all of our Common Stock, or an offer to merge with or acquire us, or we learn that:

(a)	any person, entity or group has acquired or proposed to acquire beneficial ownership of more than five percent of the outstanding shares of our Common Stock, or any new group shall have been formed that beneficially owns more than five percent of the outstanding shares of our Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before August 5, 2005; or

(b)	any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing, or made a public announcement, that it intends to acquire us or any of our assets or securities; or

•	if any change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Offer Termination Date, and we may waive the conditions to the Offer in accordance with applicable law at any time and from time to time before the Offer Termination Date, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before midnight, Pacific Time, on the Offer Termination Date (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Participants.

We currently expect that we will accept promptly after the Offer Termination Date all Eligible Options that are properly submitted to be exchanged and have not been validly withdrawn prior to the Offer Termination Date.

The Offer is not conditioned upon any financing arrangement or financing plan.

8.	PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our Common Stock, which are quoted on The Nasdaq National Market under the symbol “ARBA.” The following table shows, for the periods indicated, the high and low sale prices per share of our Common Stock as reported on The Nasdaq National Market (as adjusted for stock splits):

Fiscal Year	Quarter Ended or Ending	High	Low
2005	September 30, 2005 (through July 6, 2005)	$5.85	$5.57

	June 30, 2005	$8.20	$5.40

	March 31, 2005	$16.80	$7.57

	December 31, 2004	$17.50	$9.33

2004	September 30, 2004	$11.44	$7.27

	June 30, 2004	$17.52	$10.50

	March 31, 2004	$24.00	$15.66

	December 31, 2003	$22.08	$15.60

2003	September 30, 2003	$21.48	$13.32

	June 30, 2003	$24.30	$17.22

	March 31, 2003	$21.84	$12.60

	December 31, 2002	$28.20	$7.80

As of July 6, 2005, the last reported sale price of our Common Stock, as reported on The Nasdaq National Market, was $5.72 per share.

We have never paid cash dividends on our Common Stock and do not expect to pay any such dividends in the foreseeable future.

If the price of our Common Stock increases above the exercise price of your Eligible Options during the term of your Eligible Options, the value of the Restricted Common Shares may be less than the aggregate value of the Common Stock that you would have received upon exercise of your Eligible Options. Therefore, we cannot guarantee that the value of the Restricted Common Shares will be higher than what you would receive if you do not exchange your Eligible Options. Further, we cannot guarantee that the value of the Restricted Common Shares at the time they vest will be higher than or equal to the value of the Restricted Common Shares at the time you receive them. We recommend that you obtain current market quotations for our Common Stock before deciding whether to elect to exchange your Eligible Options.

9.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE OPTIONS.

The directors and executive officers of Ariba and their positions and offices as of June 30, 2005, are set forth in the following table:

Name	Age	Position(s) Held With Ariba
Robert M. Calderoni	45	Director, Chief Executive Officer

Robert D. Johnson	57	Director

Richard A. Kashnow	63	Director

Robert E. Knowling, Jr.	49	Director

David H. McCormick	39	Director, President

Thomas F. Monahan	56	Director

Karl E. Newkirk	64	Director

Richard F. Wallman	54	Director

Kevin S. Costello	43	Executive Vice President and Chief Commercial Officer

James W. Frankola	40	Executive Vice President and Chief Financial Officer

The address of each director and executive officer is c/o Ariba, Inc., 807 11th Avenue, Sunnyvale, CA 94089, and the telephone number is 650.390.1000.

The biographies for directors are included in the definitive Proxy Statement for our 2005 Annual Meeting of Stockholders, filed with the SEC on February 25, 2005, and incorporated by reference herein. The biographies for our executive officers are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the SEC on December 14, 2004 and amended on January 28, 2005, and incorporated by reference herein.

As of June 30, 2005, our executive officers and non-employee directors (10 persons) as a group held outstanding options to purchase a total of 3,826,637 shares of our Common Stock under our equity incentive and stock option plans, including the Participating Plans. This represented approximately 36.2% of the shares subject to all outstanding options under our equity incentive and stock option plans, including the Participating Plans, as of that date. Executive officers as a group, including employee directors, hold options to purchase 3,438,790 shares of our Common Stock that are eligible for exchange pursuant to the Offer. The non-employee members of our Board of Directors, as well as employees who have as of the date of this Offer to Exchange indicated in writing that they will not participate in the Offer, are not eligible to participate in the Offer.

The following are, to the best of our knowledge, the only transactions that we, our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in that involved options to purchase our Common Stock or involved a purchase of our Common Stock during the 60 days prior to this Offer to Exchange:

•	on June 14, 2005, each of our non-employee directors was granted an option to purchase 25,000 shares of our Common Stock at an exercise price of $5.83 per share.

There is no agreement, arrangement or understanding between us or, to the best of our knowledge, any of our directors or executive officers, and any other person for the purchase or acquisition from us of any of our securities, except for the following:

•	outstanding options to purchase an aggregate of 10,578,026 shares of our Common Stock (as of June 30, 2005) held by our employees, consultants and non-employee directors; and

•	rights to purchase shares of our Common Stock held by our employees pursuant to our Employee Stock Purchase Plan.

10.	ACCOUNTING CONSEQUENCES OF THE OFFER; STATUS OF OPTIONS EXCHANGED IN THE OFFER.

Assuming all of the Eligible Options subject to this Offer are tendered, we anticipate that we will incur deferred compensation costs of approximately $17,094,000 (representing the value of the Restricted Common Shares issued pursuant to the Offer) in the period in which the Offer closes, currently expected to be our fiscal quarter ending September 30, 2005. The estimated deferred compensation cost represents the value of the estimated 2,988,455 Restricted Common Shares to be issued (assuming a fair market value of our Common Stock on the Offer Termination Date of $5.72, the closing price of our common stock as reported on the Nasdaq National Market on July 6, 2005). The deferred compensation will be amortized to stock compensation expense over the three-year vesting period.

If any Eligible Options are not tendered, then those Eligible Options will be subject to variable accounting as long as they remain outstanding, or until we adopt FAS 123(R) on October 1, 2005. This means that we would be required to take charges to earnings for compensation expense to the extent that the fair market value of our Common Stock in the future exceeds the exercise price of the Eligible Options. The compensation expense would vary over time as our stock price fluctuates and could lower our earnings per share and adversely impact the price of our Common Stock on an ongoing basis.

Eligible Options that were granted under the Participating Plans and that we acquire in connection with the Offer will be cancelled. In the case of an Issuing Plan, the shares of Common Stock subject to those Eligible Options will be returned to the pool of shares available for new grants under that Issuing Plan without further stockholder action, except as required by applicable law or the rules of The Nasdaq National Market or any other securities quotation system or any stock exchange on which our Common Stock is then quoted or listed. We expect that the Restricted Common Shares will be issued as soon as reasonably practicable after the Offer Termination Date.

11.	LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is currently required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any Eligible Options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to accept exchanged Eligible Options and to issue the Restricted Common Shares is subject to conditions, including the conditions described in Section 7 of this Offer to Exchange.

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. Federal Income Tax consequences of the exchange of Eligible Options under the Offer. Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax consequences of electing to participate in the Offer.

This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants. If you are not a United States tax resident, this discussion is not applicable to you, and you should refer to Appendix A to this Offer to Exchange for a discussion of the tax consequences under the laws of various countries outside the United States.

Generally, you will not recognize taxable income when you receive the Restricted Common Shares. However, you may make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of the award (see below). If you do not elect under Section 83(b) to recognize income at the time of the award, you will recognize taxable income at the time of vesting. The taxable income will be equal to the fair market value of the restricted shares when they vest. The taxable income is subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. You will be responsible for the payment of withholding taxes imposed by law, which will be payable to Ariba in cash. In addition, we may set up a program whereby the Designated Broker will sell enough Restricted Common Shares from your account to generate the cash needed to pay your withholding taxes. By electing to participate in the Offer, you will agree that the Designated Broker may sell Restricted Common Shares from your account to the extent necessary to meet any withholding tax obligations imposed by law that you have not already paid for in cash.

For example, assume that you receive 300 Restricted Common Shares in exchange for your Eligible Options. Assume further that our Common Stock is trading at $6.00 per share when each installment of Restricted Common Shares vests. (The vesting dates are the first, second and third anniversaries of the Offer Termination Date, provided you are permitted to sell shares on those dates.) Therefore, you would have $600 of taxable income on each of the three vesting dates.

You may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year 2005 an amount equal to the fair market value of the Restricted Common Shares on the Offer Termination Date. The fair market value of the Restricted Common Shares will be determined as if the shares were not subject to forfeiture (i.e., were already fully vested). If you make the Section 83(b) election, then:

•	you will not recognize any additional income when the Restricted Common Shares vest;

•	any appreciation in the value of the Restricted Common Shares after the Offer Termination Date will not be taxed as compensation but instead will be taxed as a capital gain when the shares are sold or otherwise transferred; and

•	you will not be entitled to a tax deduction or a refund of the tax already paid if the Restricted Common Shares are later forfeited or if their value subsequently decreases.

The Section 83(b) election must be filed with the Internal Revenue Service within 30 days after the Offer Termination Date. The ordinary income resulting from the election is subject to withholding of income, FICA and Medicare taxes and other applicable employment taxes. The election generally is not revocable and cannot be made after the 30-day period has expired.

Depending on your personal tax situation, you may owe taxes on the Restricted Common Shares above and beyond the amounts withheld. Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

13.	TERMS OF THE OFFER SPECIFIC TO ELIGIBLE PARTICIPANTS EMPLOYED OUTSIDE OF THE UNITED STATES.

If you are an Eligible Participant employed outside the United States, you are also subject to the terms of this Offer, as described herein. In certain countries, however, we will grant stock units (instead of Restricted Common Shares) in exchange for Eligible Options. Stock units represent a contractual right to receive shares of our Common Stock on a future date. When stock units vest, they will be converted into shares of our Common Stock on a one-for-one basis. Stock units vest on the same schedule as Restricted Common Shares; see Section 3 of this Offer to Exchange. If you are awarded stock units, no Common Stock will be issued to you at the date of grant. You will have no rights as a stockholder until the stock units are converted into shares of Common Stock and no right to vote shares represented by stock units. Eligible Participants employed outside of the United States should refer to Appendix A to this document, entitled “Guide to International Issues,” for a discussion of the tax and other consequences of accepting or rejecting the Offer in various countries other than the United States.

Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax and social contribution consequences of the Offer, including but not limited to a determination of whether taxes in addition to the amounts withheld, if any, will be due as a result of electing to participate in the Offer.

14.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options surrendered or exchanged by announcing the extension and giving oral or written notice of the extension to the Eligible Participants.

We also expressly reserve the right, in our reasonable judgment, prior to the Offer Termination Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any Eligible Options elected for exchange if any of the conditions specified in Section 7 of this Offer to Exchange occur. In order to postpone the acceptance for cancellation of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Participants. Our right to delay the acceptance and cancellation of Eligible Options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the exchanged options promptly after we terminate or withdraw the Offer.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Restricted Common Shares offered to Eligible Participants in the Offer or by decreasing or increasing the number of Eligible Options to be exchanged in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 11:59 p.m., Pacific Time, on the announced Offer Termination Date. Any announcement relating to the Offer will be sent promptly to Eligible Participants in a manner reasonably designed to inform Eligible Participants of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•	increase or decrease what we will give you in exchange for your Eligible Options;

•	increase or decrease the number of Eligible Options to be exchanged in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within 10 business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until 10 business days after the date the notice is published.

15.	FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person for asking holders of Eligible Options to exchange such options pursuant to this Offer, nor will we pay any fees or commissions to any third party with respect to the subsequent sale of Restricted Common Shares.

16.	INFORMATION ABOUT ARIBA.

General.

Our principal executive offices are located at 807 11th Avenue, Sunnyvale, CA 94089, and our telephone number is 650.390.1000. Our web site address is www.ariba.com. The information on our web site is not a part of this Offer.

Ariba, Inc., along with its subsidiaries, provides spend management solutions that allow enterprises to efficiently manage the purchasing of non-payroll goods and services required to run their business. We refer to these non-payroll expenses as “spend.” Our solutions include software applications, professional services and network access. They are designed to provide enterprises with technology and business process improvements to better manage their corporate spend and, in turn, save money. Our software applications and services streamline and improve the business processes related to the identification of suppliers of goods and services, the negotiation of the terms of purchases, and ultimately the management of ongoing purchasing and settlement activities. These goods and services include commodities, raw materials, operating resources, services, temporary labor, travel and equipment.

Information concerning our business, including our background, strategy, products, collaborative efforts, manufacturing, research and product development, competition, intellectual property and employees, was included in our Annual Report on Form 10-K for the year ended September 30, 2004, filed with the SEC on December 14, 2004 and amended on January 28, 2005, and our Quarterly Reports on Form 10-Q for the periods ended December 31, 2004 and March 31, 2005, filed with the SEC on February 9, 2005 and May 10, 2005, respectively, and is incorporated by reference herein. Our Annual and Quarterly Reports may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 (“Additional Information”).

Financial.

The financial information included in our Annual Report on Form 10-K for the year ended September 30, 2004, as amended, and Quarterly Reports on Form 10-Q for the periods ended December 31, 2004 and March 31, 2005, is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 (“Additional Information”).

We had a book value per share of $9.29 as of March 31, 2005.

For the years ended September 30, 2003 and 2004 and the six months ended March 31, 2005, our ratio of earnings to fixed charges was less than one-to-one due to our loss from operations in those periods. In order to cover fixed charges in those periods, our earnings from operations would have had to increase by $105.3 million and $26.5 million for the years ended September 30, 2003 and 2004, respectively, and by $53.6 million for the six months ended March 31, 2005.

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is a reasonable approximation of the interest factor.

We currently anticipate releasing our preliminary unaudited financial results for the quarter ended June 30, 2005 on or about July 21, 2005. We urge you to review carefully review these financial results when deciding whether to participate in the Offer by exchanging Eligible Options for Restricted Common Shares.

17.	RISK FACTORS.

In addition to those risks discussed in this Offer to Exchange, information concerning risk factors included in our Annual Report on Form 10-K for the year ended September 30, 2004, as amended, and our Quarterly Reports on Form 10-Q for the periods ended December 31, 2004, and March 31, 2005, is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our Common Stock could decline.

Our Common Stock is listed for quotation on The Nasdaq National Market System.

18.	ADDITIONAL INFORMATION.

We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the Offer. This Offer does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following other materials that we have filed with the SEC before making a decision on whether to accept the Offer:

1.	Our Annual Report on Form 10-K for the year ended September 30, 2004, filed on December 14, 2004 and amended on January 28, 2005, including all material incorporated by reference therein;

2.	Our Definitive Proxy Statement on Schedule 14A, filed on February 25, 2005;

3.	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, filed on February 9, 2005, including all material incorporated by reference therein;

4.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005, including all material incorporated by reference therein;

5.	Our Current Reports on Form 8-K filed on May 24, 2005 and June 17, 2005, and our Current Report on Form 8-K/A filed on May 24, 2005;

6.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2004, including all materials incorporated by reference therein; and

7.	The description of our Common Stock contained in our Registration Statement on Form S-4, filed on February 12, 2004 and amended on April 2, 2004, May 4, 2004, May 13, 2004 and May 14, 2004.

The SEC file number for these filings is 000-26299. You may receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1.800.SEC.0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as Ariba, Inc. that file electronically with the SEC. The address of the SEC web site is http://www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offer to Exchange, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to Sorrell Johnson by sending an email to sjohnson@ariba.com.

As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about Ariba should be read together with the information contained in the documents to which we have referred you.

19.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offer to Exchange and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in Section 17 of this document. More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2004, as amended, and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2004, and March 31, 2005.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If at any time we become aware of any jurisdiction where the making of this Offer violates the law, we will make a good-faith effort to comply with the law. If, after a good-faith effort, we cannot comply with the law, the Offer will not be made to, nor will exchanges be accepted from or on behalf of, the Eligible Participants residing in that jurisdiction.

The Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors. You should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Ariba is limited to this document.

Ariba, Inc. July 7, 2005

APPENDIX A

GUIDE TO INTERNATIONAL ISSUES

A GUIDE TO ISSUES IN AUSTRALIA

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in Australia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Restricted Common Shares

You will be subject to tax consequences as a result of the exchange of Eligible Options for Restricted Common Shares. The tax consequences will depend on whether you made an election to be taxed on your Eligible Options in the income year of their grant.

Relinquishment of Eligible Options

If you accept the offer to relinquish your Eligible Options in exchange for a grant of Restricted Common Shares immediately after cancellation of your Eligible Options, you will be considered to have disposed of your Eligible Options when your Eligible Options are cancelled. The cancellation of your Eligible Options will therefore give rise to a taxable event.

If you did not make an election to be taxed in the income year of grant of the options, you will likely be taxed in the income year of their cancellation on the market value of the Eligible Options (as defined under Australian law) as at the date of cancellation. In the likely event that the market value of the underlying shares of your Eligible Options at the time of cancellation (as determined under the applicable statutory formula) is less than 50% of their exercise price, the market value of the Eligible Option will be nil in which case, no tax will be payable upon cancellation of your Eligible Options. Please consult your personal tax advisor to determine the amount of your tax liability, if any.

If, however, you made the election to be taxed in the income year the Eligible Options were granted, your tax consequences will be different. You may be eligible for a capital loss on the cancellation of the Eligible Options. If you made an election, you should contact your personal tax advisor regarding your tax liability upon relinquishment of Eligible Options in exchange for Restricted Common Shares.

Grant of Restricted Common Shares

The grant of the Restricted Common Shares immediately after the cancellation of the Eligible Options will constitute the acquisition of qualifying rights under an employee share scheme.

You will be subject to taxation on the acquisition of the Restricted Common Shares in the income year of acquisition only where you make an election to that effect. Also, please note that regardless of whether you make an election, or not, you will be subject to the Medicare Levy and, if applicable, the Medicare surcharge, on your taxable income related to the Offer.

Where no election was made:

If you do not make an election to be taxed in the income year of grant, you will be taxed in the income year in which the earliest of the following occurs (the “Assessment Time”):

(i)	the time when you dispose of the Restricted Common Shares;

(ii)	the time when you cease employment with Ariba (or one of its subsidiaries);

(iii)	the later of:

a.	the time when any restriction preventing you from disposing of the Restricted Common Shares ceases to have effect; and

b.	the time when any condition that could result in you forfeiting ownership of the Restricted Common Shares ceases to have effect; and

(iv)	10 years after the grant of the Restricted Common Shares.

The amount included in your assessable income in the income year of the Assessment time will be:

(i)	if you dispose of the Restricted Common Shares in an arm’s length transaction within 30 days after the Assessment Time – you will be subject to tax on the amount or value of any consideration received for the disposal;

(ii)	in any other case – you will be subject to tax on the market value of the Restricted Common Shares at the relevant Assessment Time.

Where an election was made:

If you made an election to be taxed in the income year of the grant, you will be taxed on the market value of the Restricted Common Shares upon the acquisition of such shares.

Sale of Shares

To the extent you receive shares, you will be subject to capital gains tax on any gain you realize when you sell them, unless you dispose of the shares in an arm’s length transaction within 30 days of the relevant Assessment Time and you did not make an Election in the relevant year (in which case your tax treatment will be limited to the income tax consequences described above).

Provided you sell the shares in an arm’s length transaction, the taxable amount will be:

•	where you have held the shares for less than one year — the difference between the sale proceeds and the cost base of the shares; or

•	where you have held the shares for at least one year — one half the difference between the sale proceeds and the cost base of the shares (subject to you first applying any prior year or current year capital losses against the full capital gain).

If you made an election, then the cost base of the shares will be the market value of the shares on the Offer Termination Date.

If you did not make an election, then the cost base of the shares will be the market value of the shares at the relevant Assessment Time.

Provided the shares are sold in an arm’s length transaction, if the sale proceeds are less than the cost base of the shares, then a capital loss will be available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

Withholding and Reporting

Under current laws, your employer is not required to withhold for taxes when your Eligible Options are cancelled or when the restrictions lapse on your Restricted Commons Shares. You will be responsible for reporting and paying any taxes arising as a result of the cancellation of Eligible Options in exchange for Restricted Common Shares, including income tax and Medicare levy and surcharge (if applicable).

Foreign Exchange Information

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.

A GUIDE TO ISSUES IN BELGIUM

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Belgium. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

The tax treatment of the exchange is uncertain under Belgian tax law. Therefore, it is strongly recommended that you consult with your tax advisor.

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units unless, when the Eligible Options were granted to you, you signed an undertaking not to exercise the options prior to the third full calendar year after the year of grant. If acceptance of the exchange results in non-compliance with the undertaking, you will owe tax on the full value of the Eligible Options at grant. Although there is some uncertainty as to when this tax is due, it is likely due at the time of the exchange.

If you did not execute an undertaking or if the terms of the undertaking are respected, you will not owe any tax as a result of the cancellation of your Eligible Options in exchange for the issuance of stock units. Please note that under the Law of March 26, 1999, stock options are taxable at grant. Any tax that was due at grant will not be refunded as a result of the cancellation of your Eligible Options.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax when you vest in the stock units. You will be taxed on the fair market value of the shares issued to you on the date of vesting. There is a possibility that this taxable amount may be reduced by the value, if any, of your cancelled options. You likely will not be subject to social insurance contributions on the value of the shares at vesting. You should consult your personal tax advisor to determine the amount of any tax payable.

Sale of Shares

You will not be subject to tax when you subsequently sell any shares acquired upon vesting.

Withholding and Reporting

Your employer will likely not withhold income tax and social insurance contributions (if any) related to the exchange and the grant of stock units. You will be responsible for paying all taxes due in connection with the acceptance of the Offer, the issuance of the shares upon vesting of the stock unites and also the subsequent sale of shares. In addition, if you are a Belgian resident, you are required to report any security or bank account you hold outside of Belgium on your annual tax return.

A GUIDE TO ISSUES IN BRAZIL

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Brazil. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will be not be subject to tax as a result of the exchange of Eligible Options for stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax when you vest in the stock units and shares are issued to you. You will be taxed on the fair market value of the shares issued to you at vesting. Social insurance contributions will likely not be due on this amount.

Sale of Shares

To the extent you receive shares at vesting, you will be subject to capital gains tax when you subsequently sell them. The taxable amount will be the difference between the fair market value of the shares at vesting and the sale price. You may be exempt from capital gains tax if the amount of the shares sold in the month of sale (in combination with other shares sold for the month) does not exceed BRL$20,000.

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance contributions at the time of grant, vesting or the subsequent sale of the underlying shares. It is your responsibility to report and pay all applicable taxes.

A GUIDE TO ISSUES IN CANADA

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Canada. This summary is general in nature and does not discuss all of the tax consequences (including provincial variations) that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

The tax treatment of the exchange of your Eligible option for stock units is uncertain. It is possible that the Canada Customs and Revenue Agency (the “CCRA”) will treat the exchange as: (i) a tax-neutral exchange of options for stock units; (ii) a taxable exchange of employee options for stock units; or (iii) two separate transactions (i.e., a tender of outstanding options for cancellation, followed by a grant of new and unrelated stock units), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. We believe that the tax authorities will likely view the transaction as described in (iii), but no definitive guidance has been issued in that regard.

Grant of Stock Units

You will not be subject when stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax and social insurance contributions, to the extent you have not exceeded the annual earnings limit, when you vest in the stock units and are issued shares. The fair market value of the shares issued to you on the date of vesting will be treated as taxable income to you.

Sale of Shares

When you subsequently sell the shares issued to you at vesting, you will be subject to income tax at your marginal income tax rate. The taxable amount will one-half of the difference between the adjusted cost base of the shares (generally, the fair market value on the date of vesting) and the sale price.

Withholding and Reporting

Your employer will report the income recognized when your stock units vest to the CCRA. A copy of the T4 containing this information will be delivered to you prior to the last day of February in the year following the year in which you vest in the stock units. Your employer will likely also withhold income tax and any social insurance contributions due on this income.

Your employer is not required to withhold or report taxes upon the subsequent sale of shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Securities Information

You are permitted to sell shares issued to you at vesting through the designated broker appointed by Ariba, if any, provided the resale of shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed.

A GUIDE TO ISSUES IN CHINA

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in China. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will likely not be subject to tax when Eligible Options are cancelled in exchange for the receipt of stock units.

Grant of Stock Units

You will not be subject to tax when stock units are granted to you.

Vesting of Stock Units

Due to legal restrictions in China, you will not receive shares upon vesting of your stock units. Instead, Ariba will pay to you a cash amount equal to the fair market value of the shares subject to your stock units on the date of vesting. You will be subject to income tax on the amount of the cash equivalent payment on the date of vesting. You also may be subject to social insurance withholding at vesting.

Withholding and Reporting

Your employer is required to withhold and report income tax (and, if applicable, social insurance contributions) on the cash equivalent payment received upon vesting.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

A GUIDE TO ISSUES IN THE CZECH REPUBLIC

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in the Czech Republic. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Restricted Common Shares

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of Restricted Common Shares.

Grant of Restricted Common Shares

You likely will not be subject to tax when the Restricted Common Shares are granted to you.

Vesting of Restricted Common Shares

You likely will be subject to income tax when the Restricted Common Shares vest. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will likely not be subject to social insurance or health insurance contributions when your Restricted Common Shares vest.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell the shares issued to you at vesting, unless you hold the shares for more than six months. If you hold the shares for six months or less, you will be taxed on the difference between the actual sale price of the shares and the fair market value of the shares at vesting.

Withholding and Reporting

Your employer may withhold and report income tax (and, if applicable, social insurance and health insurance contributions) when shares are issued to you at vesting. It is your responsibility to report the income you realize upon vesting in your annual tax return. Regardless of any decision by your employer to withhold, or not, you are ultimately responsible to pay taxes resulting from the vesting of the Restricted Common Shares and the subsequent sale of any shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

A GUIDE TO ISSUES IN FRANCE

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units. However, you should consider the tax consequences of voluntarily canceling your Eligible Options.

Your Eligible Options may qualify as French-qualified options (“Qualified Options”). As more fully described in your stock option agreement, if your holding period and other requirements for Qualified Options have been (or will be) met, your options have favorable income tax and social insurance treatment (e.g., income tax normally due on the spread upon exercise of a non-qualified stock option is deferred in the case of Qualified Options until time of sale of the underlying shares at reduced rates, and social insurance rates are also reduced). However, to the extent your Eligible Options are Qualified Options and you decide to exchange such Qualified Options for stock units, you will forfeit the tax and social insurance treatment of your existing Qualified Options. Please be advised that if you accept the Offer, your stock units will not be subject to favorable tax treatment, and your income tax and social insurance liability will be as generally described below.

To the extent your Eligible Options are non-qualified options, your exchange of such options for stock units would not involve a loss of favorable tax treatment (as described above).

Please check your stock option agreement(s) or consult with Ariba to determine whether your Eligible Options are Qualified Options or non-qualified options.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax and social insurance contributions when you vest in the stock units and shares are issued. The taxable amount will be the fair market value of the shares issued to you at vesting.

Sale of Shares

When you subsequently sell the shares issued to you at vesting, you will not be taxed on the gain if your total proceeds from the sale of securities (including proceeds from the sale of stock realized by your spouse and children) during a calendar year do not exceed the capital gain exemption which is set annually (€15,000 for 2005). If your total proceeds (including your spouse’s and children’s) from the sale of securities during a calendar year exceed the capital gain exemption, you must pay capital gains tax on the capital gain realized. The capital gain is equal to the difference between the sale price and the fair market value of the shares on the date of vesting.

If the sale proceeds are less than the fair market value of the shares at the time of vesting, you will realize a capital loss. Provided the above €15,000 threshold is exceeded, such capital loss can be offset against capital gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against other types of income (such as salary).

Withholding and Reporting

Your employer is not required to withhold income tax when your stock units vest. However, your employer is required to withhold your portion of social insurance contributions due on the fair market value of the shares upon vesting. It is your responsibility to pay any taxes resulting for the vesting of your stock units and the sale of your shares. You are also responsible for reporting all income received under the Offer in your tax return.

Foreign Exchange Information

You may hold shares issued to you upon vesting of your stock units outside France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. Furthermore, you must declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds a certain amount which is set annually (€7,600 for 2005).

A GUIDE TO ISSUES IN GERMANY

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you vest in the stock units. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

A deduction of the lesser of (i) €135, and (ii) 50% of the shares subject to the stock units on the date of vesting (per calendar year) may be available pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz) because the income you receive at vesting results from the acquisition of shares in your employer’s parent company at no cost. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

You will not be subject to tax when you subsequently sell shares issued to you at vesting provided you own the shares for at least 12 months, do not own 1% or more of Ariba’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as business assets (this requirement should be met since your shares are issued to you as an employee). If you are subject to tax upon sale, you will be subject to tax on only one-half of the gain (calculated as the sale proceeds less the fair market value of the shares at vesting) as capital gain, less one-half of the sales related expenses. Furthermore, you will be subject to tax only if your total capital gain exceeds €511 in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain, subject to the one-half exemption, and not only the gain in excess of €511.

Withholding and Reporting

Your employer will withhold income tax and social insurance contributions (to the extent that you have not exceeded the applicable wage base) on the income recognized at vesting. It is your responsibility to report and pay any taxes resulting from the sale of shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

Cross-border payments in excess of €12,500 must be reported monthly to the State Central Bank. Generally, if you use a German bank to execute a cross-border payment in excess of €12,500 in connection with the sale of Ariba shares or other securities, the bank will make the report on your behalf. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must also report your shareholding on an annual basis in the unlikely event that you hold shares representing 10% or more of the total or voting capital of Ariba.

A GUIDE TO ISSUES IN HONG KONG

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

The tax treatment of stock units in Hong Kong is uncertain. However, you likely will be subject to salaries tax on the fair market value of the shares issued to you at the time the stock units vest. You will not be subject to Mandatory Provident Fund contributions on this amount.

Sale of Shares

You will not be subject to tax when you subsequently sell the shares acquired upon vesting of the stock units.

Withholding and Reporting

Your employer is not required to withhold income tax or Mandatory Provident Fund contributions at the time of vesting or sale. However, your employer will report details of the grant of stock units and your taxable benefits resulting from the vesting of your stock units to the Hong Kong Inland Revenue Department. It is your responsibility to report and pay all applicable taxes.

Securities Information

This Offer is not a public offer of securities and is available only for Eligible Employees of Ariba or one of its subsidiaries or affiliates.

A GUIDE TO ISSUES IN INDIA

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in India. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to tax at your progressive rate on the fair market value of the shares issued to you at the time the stock units vest. You will not be subject to provident fund contributions or other social insurance contributions.

Sale of Shares

You will be subject to capital gains tax on the gain received when you sell the shares. The gain on the shares sold is calculated as the difference between the sale price and the market value of the shares issued to you at vesting. Shares held for at least 12 months will be taxed at the long-term capital gains rates. Shares held for less than 12 months will be taxed at the short-term gain rate (which is the same as your progressive rate).

The above analysis assumes that you are an ordinary resident of India. If you are not an ordinary resident of India, different tax treatment may apply and you are strongly encouraged to consult with your personal tax advisor.

Withholding and Reporting

Your employer will be required to withhold and report income tax at vesting. It is your responsibility to pay any tax resulting from the sale of your shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

Under India’s exchange control rules, you must repatriate to India all proceeds from the sale of shares within a reasonable time (i.e., within two weeks) after the sale of your shares. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

A GUIDE TO ISSUES IN IRELAND

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Ireland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You likely will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You likely will be subject to income tax when you vest in the stock units. Assuming you are subject to tax upon vesting, the taxable amount will be the market value of the shares issued to you on the date of vesting. You must discharge applicable taxes within 30 days of vesting. (Please note that this tax is due without assessment.) You will not be subject to social insurance contributions on this amount.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell the shares acquired upon vesting of your stock units. The taxable amount will be calculated by taking the fair market value of the shares at vesting and adjusting this amount for inflation as measured by the local Consumer Price Index from the date of vesting until the date of sale to determine the indexed cost. The indexed cost plus expenses incidental to the sale (e.g., brokerage fees) are subtracted from the sale proceeds to calculate the taxable amount. This amount is subject to capital gains tax to the extent it exceeds your annual exemption (currently €1,270).

Withholding and Reporting

Your employer is not required to withhold income tax. However, your employer will report the details of your stock units to the Revenue Commissioners at the date of grant and when they vest. It is your responsibility to report and pay all applicable taxes when shares are issued to you at vesting and upon the sale of your shares.

Securities Information

Please be aware that the Offer and the shares that may be issued to you are offered in a private transaction. This is not an offer to the public.

Additional Reporting Requirements

If you are a director, shadow director or secretary of an Irish subsidiary of Ariba, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish subsidiary in writing when you receive an interest (e.g., stock units, shares) in Ariba and the number and class of shares or rights to which the interest relates. In addition, you must notify the Irish subsidiary when you sell shares acquired under the Offer. This disclosure requirement also applies to any rights and/or shares acquired by your spouse or child(ren) (under the age of 18).

Labor Law Acknowledgment

By accepting the stock units, you acknowledge that you understand and agree that the benefits received under the Offer will not be taken into account for any redundancy or unfair dismissal claim.

A GUIDE TO ISSUES IN ITALY

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Italy. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units. However, you should consider the tax consequences of voluntarily canceling your Eligible Options.

Your Eligible Options may qualify as for the Fair Market Value Exemption under Italian tax law (“FMV Exemption). In this case, your options have favorable income tax and social insurance treatment (e.g., income tax normally due on the spread upon exercise is deferred until time of sale of the underlying shares at reduced rates, and social insurance contributions are not due on the option benefits). However, to the extent your Eligible Options qualify under the FMV Exemption and you decide to exchange such your Eligible Options for stock units, you will forfeit the tax and social insurance treatment of your Eligible Options. Please be advised that if you accept the Offer, your stock units will not be subject to favorable tax treatment, and your income tax and social insurance liability will be as generally described below.

To the extent your Eligible Options do not qualify under the FMV Exemption, your exchange of such options for stock units would not involve a loss of favorable tax treatment (as described above).

Please check with Ariba to determine whether or not your Eligible Options qualified under the FMV Exemption.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax and social insurance contributions when shares are issued to you upon vesting. You will be taxed on the fair market value (as defined under Italian law) of the shares on the vesting date. Under Italian law, fair market value is defined as the average price per share on the official stock exchange during the period ending on the vesting date and starting on the same day of the preceding calendar month.

Sale of Shares

You will be subject to capital gains tax when you subsequently sell the shares received upon vesting. The taxable amount will likely be the difference between the fair market value of the shares at the time of vesting and the sale price of the shares. This capital gain will be taxed at a flat rate of 12.5%.

You may also elect to be taxed under one of two alternative tax regimes, i.e., the Administered Savings Method or the Managed Savings Method. For more details concerning these alternative tax regimes, please contact your personal tax advisor.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when your stock units vest. You are solely responsible for paying and reporting any applicable taxes due upon the subsequent sale of the shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Foreign Exchange Information

Exchange control reporting is required if you transfer cash or shares to Italy in excess of €12,500 or the equivalent amount in U.S. dollars. You may be exempt from this formality if the payments are made through an authorized broker resident in Italy, as that entity would comply with the reporting obligation. In addition, exchange control reporting is required if you hold foreign investments (including securities) outside Italy in excess of €12,500 or the equivalent amount in U.S. dollars. If reporting is required, it must be done on your individual tax return.

A GUIDE TO ISSUES IN JAPAN

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Japan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

Although the tax treatment of stock units is uncertain in Japan, you likely will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You likely will be subject to tax when the stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount likely will be treated as “remuneration income” and will be taxed at your marginal tax rate.

The characterization of the income at vesting as remuneration income, rather than occasional income, is the subject of a recent decision of the Japanese Supreme Court. The Supreme Court of Japan held that income from the exercise of employee stock options is properly characterized as remuneration income rather than occasional income. Because the characterization of income from stock units is similar to the characterization of income realized under a stock option plan, this decision could affect the tax treatment of your income with respect to the Offer. However, it appears this decision may be limited to the facts of that particular case and thus, may not be applicable to the taxation of income realized under other employee stock plans. Please consult with your personal tax advisor to obtain more information on the income classification issue.

You likely will not be subject to social insurance contributions.

Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn substantial income as a result of their participation in an equity incentive plan, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.

Sale of Shares

You generally will be subject to capital gains tax at a flat tax rate of 20% when you subsequently sell the shares acquired pursuant to the Offer. The taxable amount will be the difference between the sale price and the fair market value of the shares on the date of vesting. You may be eligible for a reduced flat tax rate of 10%, as opposed to the standard flat rate of 20%, depending upon the circumstances of the sale (e.g., whether you sell the shares through a broker licensed in Japan). Please consult with your tax advisor to find out if you are eligible for a reduced rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when the shares are issued to you at vesting. It is your responsibility to report and pay any taxes resulting from your participation in the Offer.

When you sell the shares acquired under the Offer, any capital gains or losses must be reported in that year. However, if your gross annual salary amount is ¥200,000 or less and if your total annual income other than remuneration income paid by your main employer and retirement income (e.g., bank interest, capital gains) is ¥200,000 or less for that year, you are not required to report such income. Please consult with your tax advisor to find out if you are eligible for this general exemption rule.

A GUIDE TO ISSUES IN MEXICO

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in Mexico. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Restricted Common Shares

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of Restricted Common Shares.

Grant of Restricted Common Shares

You will not be subject to tax when the Restricted Common Shares are granted to you.

Vesting of Restricted Common Shares

You will be subject to income tax when you vest in the Restricted Common Shares. You will be taxed at progressive rates on the fair market value of the shares issued to you on the date of vesting. You will likely not be subject to social insurance contributions on the taxable amount.

Sale of Shares

If you acquire shares upon vesting, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between your tax basis in the shares (i.e., likely the fair market value of the shares on the date of vesting) and the sale price.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions when the restriction lapses at vesting. It is your responsibility to report and pay any taxes resulting from your participation in the Offer.

A GUIDE TO ISSUES IN THE NETHERLANDS

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor it is intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

Options Taxable at Exercise:

If taxation on your Eligible Options was deferred to the time of exercise because you elected, together with your employer, to defer taxation under the statutory rules for deferred taxation, then you may be subject to tax as a result of the exchange of your Eligible Options for stock units if the exchange is characterized as a deemed disposal of your Eligible Options.

If taxation on your Eligible Options was deferred to the time of exercise because you agreed to restrict your exercise to a cashless sell-all method of exercise (i.e., you authorize the stockbroker to sell all the shares that you are entitled to at exercise and remit to you in cash the sale proceeds less the exercise price for the shares, brokers’ fees and any applicable taxes), then you will not be subject to tax as a result of the exchange of your Eligible Options for stock units.

Options Taxed at Vesting:

If your Eligible Options were taxed at the time the options became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs after three years from the date of acceptance of your Eligible Options, you will not be subject to tax as a result of the exchange of your Eligible Options for stock units.

If your Eligible Options were taxed at the time the options became unconditionally exercisable and the exchange occurs within three years from the date of acceptance, you may be subject to tax as a result of the exchange of Eligible Options for stock units if the exchange is characterized as a deemed disposal of your Eligible Options.

Options Taxed at Grant:

If your Eligible Options were taxed at grant (i.e., granted prior to June 26, 1998), you will likely not be subject to income tax as a result of the exchange of your Eligible Options for stock units.

If the exchange is characterized as a deemed disposal of your Eligible Options, the taxable value will be determined at the moment of the option cancellation. The taxable moment will be the date of the grant of the stock units.

Grant of Stock Units

Unless you are subject to tax as a result of the cancellation of your Eligible Options (as described above), you will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable wage ceiling) when the stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting.

Sale of Shares

You will not be subject to tax when you subsequently sell the shares issued to you upon vesting of your stock units, provided you hold less than 5% of Ariba’s outstanding shares.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (unless the applicable wage ceiling has been met) due on the taxable income when the stock units vest. You are responsible for paying and reporting any applicable taxes due upon the subsequent sale of the shares. You also must report any taxable benefit derived from the stock units on your personal income tax return.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

A GUIDE TO ISSUES IN POLAND

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in Poland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Restricted Common Shares

You will not be subject to tax as a result of the exchange of your Eligible Options for the grant of Restricted Common Shares. However, the grant of the Restricted Common Shares may be a taxable event to you, triggering taxation on the Offer Termination Date, as described below.

19.1 Grant and Vesting of Restricted Common Shares

It is not clear whether the grant or vesting of the Restricted Common Shares will be considered a taxable event under Polish personal income tax regulations. You likely will be subject to income tax (and potentially social insurance contributions) on the taxable value of the shares subject to your Restricted Common Shares at grant. The taxable value of the shares is likely to be based on an independent valuation of the shares that takes into account the vesting period. Due to the uncertainty in calculating the taxable value of the shares (and the uncertainty regarding social insurance contributions), you should consult with your tax advisor to determine how the tax laws apply to your specific situation and to assist in obtaining a valuation of the shares.

Provided you are subject to tax at grant, you will not be subject to tax when your Restricted Common Shares vest and shares are issued to you. If no tax was due at grant, you will be subject to tax at vesting on the fair market value of the shares issued to you at vesting.

Sale of Shares

You likely will be subject to personal income tax on the sale proceeds when you sell the shares issued to you upon vesting of your Restricted Common Shares. If you were already subject to tax at grant or vesting, this means that a portion of your gain will be subject to double taxation. You should check with your personal tax advisor or the tax authorities on whether you may obtain a tax credit for the tax already paid at grant or vesting.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions on any income you realize from your Restricted Common Shares. It is your responsibility to report and pay all applicable taxes due at grant or vesting of the Restricted Common Shares or the subsequent sale of shares. Generally, you must calculate and pay an advance payment of income tax within 20 days following the end of the month in which the taxable event takes place (in addition to your annual personal income tax return).

Foreign Exchange Information

If you are a resident of Poland, you are required to report shares held in a foreign company (such as Ariba) to the National Bank of Poland.

A GUIDE TO ISSUES IN PORTUGAL

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Portugal. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will subject to tax on the fair market value of the shares received at the time the stock units vest. You likely will not be subject to social insurance contributions when your stock units vest.

Sale of Shares

If you acquire shares upon vesting and hold the shares for 12 months or less, you will be subject to capital gains tax at a flat rate of 10% on the gain (i.e., the difference between the sale price and the fair market value of the shares issued to you on the date of vesting). However, if you hold the shares for more than 12 months, no capital gains tax will be due when you subsequently sell the shares.

Withholding and Reporting

Your employer is not required to withhold income tax and social insurance contributions when you stock units vest or upon the subsequent sale of the shares. However, your employer will report the taxable benefit you recognize at vesting. It is your responsibility to pay all applicable taxes.

Foreign Exchange Information

If you receive shares upon vesting of the stock units and the shares are not deposited with a Portuguese commercial bank or financial intermediary, you will be required to submit a report to the Banco de Portugal for statistical purposes.

A GUIDE TO ISSUES IN SINGAPORE

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in Singapore. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Restricted Common Shares

It is unlikely that you will be subject to tax as a result of the exchange of your Eligible Options for the grant of Restricted Common Shares because the options surrendered are underwater and you have realized no economic gain. However, there is a risk that the Inland Revenue Authority of Singapore (the “IRAS”) may view the exchange as a taxable release, in which case you will be subject to tax on the value of the shares subject to your Eligible Options. In practice, the IRAS is likely to disregard the release of options and tax only the Restricted Common Shares upon vesting as described below.

Grant of Restricted Common Shares

You will not be subject to tax when the Restricted Common Shares are granted to you.

Vesting of Restricted Common Shares

Provided the Restricted Common Shares are granted to you while you are exercising employment in Singapore, you will be subject to income tax on the fair market value of the shares issued to you at vesting, regardless of where you are located. However, if you are neither a Singapore citizen nor a Singapore permanent resident, different rules may apply to you, and you are advised to consult with your tax advisor. You will not be subject to Central Provident Fund (“CPF”) contributions in connection with the Restricted Common Shares.

Company Employee Equity-Based Remuneration Scheme (“CEEBR Scheme”)

You may qualify for a 100% tax exemption on the first S$2,000 of the shares received at vesting per year and 25% of the remaining shares received per year subject to a total exemption of S$1 million over a 10-year period beginning in the year the Restricted Common Shares vest.

Please note that the CEEBR Scheme is available only if stock options or shares under Ariba’s other employee stock option or employee share ownership plans (that satisfy the relevant vesting or holding period requirements under the CEEBR Scheme) are granted to at least 50% of the employees employed by the Ariba subsidiary in Singapore. (You should confirm this with your employer or Ariba.)

Qualified Employee Equity-Based Remuneration (“QEEBR Scheme”)

You may apply to the Inland Revenue Authority of Singapore (the “IRAS”) for a deferral of the tax due at vesting under the QEEBR Scheme for up to 5 years, subject to an interest charge. If you qualify for deferral under the QEEBR Scheme, interest will accrue on the deferred tax as explained below.

To qualify for tax deferral under the QEEBR Scheme, you must satisfy the following conditions:

(a)	you must be employed in Singapore at the time the Restricted Common Shares vest;

(b)	the Restricted Common Shares must have been granted to you by the company for whom you are working when the Restricted Common Shares vest or an associated company of that company; and

(c)	the tax payable on the gains must not be borne by your employer.

You will not qualify for the QEEBR Scheme if:

(a)	you are an undischarged bankrupt;

(b)	IRAS records show that you are a delinquent taxpayer; or

(c)	the tax on the QEEBR gains is less than S$200.

If you qualify, you may apply for tax deferral by submitting the appropriate application form to the IRAS, together with your employer’s certification on the application form that Ariba’s stock plan under which the Restricted Common Shares are granted qualifies under the QEEBR Scheme. You must file your tax return no later than the 15 April following the year for which tax is due.

The interest rate chargeable will be pegged to the average prime rate offered by the Big Three Banks on 15 April of each year. The interest will be computed annually based on the average prime rate as at 15 April. The simple interest method would be used to compute the interest charge. The interest charge will only start to accrue after the expiry of the one-month period allowed for payment of tax assessed. The tax deferred and the corresponding amount of interest would be due upon the expiration of the deferral period. You may pay the deferred tax early, either partially or with a lump sum payment.

Tax payment deferral will cease and payment of the tax plus the appropriate amount of interest charge will become due immediately in the following circumstances:

(a)	if you are a foreign employee (including a Singapore permanent resident), when you

(i)	terminate your employment in Singapore and leave Singapore;

(ii)	are posted overseas; or

(iii)	leave Singapore for any period exceeding three months;

(b)	if you become bankrupt; or

(c)	if you die (the deferred tax and appropriate interest charge would be recovered from your estate).

Sale of Shares

To the extent you receive shares upon vesting of your Restricted Common Shares, you will generally not be subject to tax when you subsequently sell them provided you are not in the business of buying and selling securities.

Withholding and Reporting

Your employer will generally not withhold any income taxes or CPF contributions when your Restricted Common Shares vest. However, if you are not a Singapore citizen or you are a Singapore permanent resident who intends to leave Singapore permanently, different rules will apply to you and you are advised to consult with your tax advisor.

It is your responsibility to declare the taxable benefit you have derived from your Restricted Common Shares for the basis year in which you acquire the shares. You must file a completed Form IR8A, which is prepared by your employer, together with your annual tax return to the IRAS. The completed Form IR8A would state the salary or benefits paid to you by your employer during the year, whether in cash or in kind. This would include the amount of any taxable benefit you have obtained under the Restricted Common Share award. You will have to file your annual tax return with the Inland Revenue Authority of Singapore directly and pay any applicable taxes.

Securities Information

If you are a director, associate director or shadow director of a Singapore affiliate of Ariba, you are subject to certain notification requirements under the Singapore Companies Act to the extent you receive shares. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., shares) in Ariba or any related companies. Please contact Ariba to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell shares of Ariba or any related company (including when you sell shares acquired under the Offer). These notifications must be made within two days of acquiring or disposing of any interest in Ariba or any related company. In addition, a notification must be made of your interests in Ariba or any related company within two days of becoming a director.

A GUIDE TO ISSUES IN SLOVAKIA

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in Slovakia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Restricted Common Shares

You will not be subject to tax as a result of the exchange of your Eligible Options for the grant of Restricted Common Shares.

Grant of Restricted Common Shares

You will not be subject to tax when the Restricted Common Shares are granted to you.

Vesting of Restricted Common Shares

You will be subject to income tax on the fair market value of the shares issued to you at vesting of your Restricted Common Shares. You likely will not be subject to social insurance contributions in connection with the Restricted Common Shares.

Sale of Shares

You will be subject to tax when you subsequently sell the shares issued to you upon vesting of your Restricted Common Shares. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at vesting. A tax exemption may apply provided that the taxable amount upon sale of your shares (together with income gained from the lease of real property) does not exceed, in the relevant year, five times the amount of the statutory poverty line as at January 1, of the relevant tax period.

Withholding and Reporting

You employer will not be required to withhold or report income tax or social insurance contributions at vesting or sale. You will be responsible for reporting and paying any taxes or social insurance contributions resulting from the vesting of your Restricted Common Shares and the subsequent sale of shares.

Foreign Exchange Information

You are required to notify the Slovak National Bank with respect to the establishment of accounts abroad and income/payments received from abroad. The notification forms may be found at the Slovak National Bank’s website as follows: www.nbs.sk. You should check with your advisor to determine which forms you will be required to submit and when they will be due.

A GUIDE TO ISSUES IN SPAIN

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Spain. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax when the stock units vest. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount will likely be considered compensation in-kind subject to payment on account.

Exemption: Notwithstanding the above, the first €12,000 of the taxable amount at vesting in a 12-month period will not be taxable provided that the following conditions are met: (1) the transferred shares are stock of your employer or another company in the employer’s group; (2) the grant of stock units is carried out in compliance with the general compensation policy of the employer and it contributes to the participation of the employees in the employing company; and (3) you hold the shares acquired at vesting for at least three years after vesting. If you sell your shares prior to the expiration of the three-year period, the €12,000 of compensation in kind of the taxable amount at vesting that was exempt will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the stock units vested.

Social insurance contributions will be due on the taxable amount for which the exemption above does not apply, unless the applicable wage ceiling has already been met.

Sale of Shares

If you acquire shares upon vesting, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the amount upon which you have already paid taxes when the shares were issued plus any expenses incurred (the “acquisition cost”) and the sale price. The acquisition cost will likely be computed as the fair market value of the shares at vesting, regardless of whether an exemption applied at vesting.

If you hold the shares for one year or less, the gain is taxed at the general income tax rate. If you hold the shares for more than one year, the gain will be taxed at a flat rate (most likely lower than the applicable general income tax rate).

Withholding and Reporting

The taxable amount at vesting likely will be considered compensation in kind subject to payment on account. Your employer will charge its portion of the payment on account obligation, if any, to you and withhold the applicable taxes from the income you realize at vesting. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. It is your responsibility to pay any taxes due as a result of the sale of the shares.

In addition, your employer will withhold social insurance contributions, if applicable.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Securities Information

This Offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Foreign Exchange Information

It is your responsibility to comply with exchange control regulations in Spain. When receiving foreign currency payments derived from the ownership of Ariba shares (i.e., as a result of the sale of the shares), you must inform the financial institution receiving the payment, the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of Ariba; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

If you wish to import the ownership title of the Ariba shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) of the Ministerio de Economia.

A GUIDE TO ISSUES IN SWEDEN

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Sweden. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units.

Grant of Stock Units

You will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You will be subject to income tax when the stock units vest. You will be taxed on the fair market value of the shares issued to you on the date of vesting. This amount is considered regular salary and is taxed progressively. Additionally, the taxable amount will be subject to social insurance contributions payable by your employer.

Sale of Shares

If you acquire shares upon vesting, when the shares are sold, any capital gain is taxed at a flat rate of 30%. The gain is calculated as the difference between the sale proceeds and the fair market value of the shares at vesting. As an alternative, you may choose to be taxed on 80% of the sale proceeds provided the shares are listed on an exchange (e.g., the NasdaqNM).

If the sale results in a capital loss, that loss is deductible against certain types of capital gains during the same year. A tax deduction corresponding to a percentage of the loss is allowed to the extent the loss cannot be offset against capital gains in the same year.

Withholding and Reporting

Your employer is required to withhold and report income tax on the taxable income when the shares are issued to you at vesting. In addition, your employer is required to pay social insurance contributions on the taxable income at vesting. You must report the taxable income in your annual income tax return (Sw. självdeklaration). It is also your responsibility to report and pay any taxes resulting from the sale of your shares.

As you know, tax calculations are complex and specific to your individual situation. Your employer is withholding based on a method designed to estimate the applicable tax, but the amount withheld will not necessarily reflect your precise individual tax on the payment. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

A GUIDE TO ISSUES IN SWITZERLAND

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for stock units for Eligible Participants subject to tax in Switzerland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. In addition, you may be subject to Swiss federal tax due to the exchange. As a result, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country and your particular canton apply to your specific situation.

Option Exchange for the Issuance of Stock Units

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of stock units. Please note that your tax treatment may vary depending on your canton of residence. Therefore, you are strongly encouraged to consult your tax advisor regarding the specific tax consequences of the exchange to you.

Grant of Stock Units

You likely will not be subject to tax when the stock units are granted to you.

Vesting of Stock Units

You likely will be subject to income tax (including federal, cantonal and municipal tax) when the stock units vest and shares are issued to you. You will be taxed on the fair market value of the shares issued to you on the date of vesting. You will also be subject to social insurance contributions on this income to the extent you have not already exceeded your applicable contribution ceiling.

Sale of Shares

You will not be subject to tax when you subsequently sell the shares acquired upon vesting of the stock units, provided the shares are held as private assets.

Withholding and Reporting

If you are (i) a tax resident of Switzerland and (ii) a Swiss national or a foreign employee holding a “C” residence permit, your employer will not withhold income tax at the time of vesting or subsequent sale of shares, but will withhold and pay any social insurance contributions due at the time of vesting.

If you are not a resident of Switzerland, or if you are a foreign employee holding a permit other than a “C” permit and you are not married to a spouse who is a Swiss national or who holds a “C” permit, you are likely subject to Swiss income taxation at source (“Quellensteuer”). In this case, your employer will withhold and report income tax and social insurance contributions at the time you vest in the stock units. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and to pay additional taxes (or to receive a refund) when the Tax Administration computes the exact amount of taxes based on your tax return.

Regardless of your Swiss tax residency, your employer will report the grant and vesting of the stock units on your annual “certificate of salary” issued to you as of the end of the calendar year during which the stock units are granted or vest. It is your responsibility to attach the “certificate of salary” to your tax return and pay any taxes resulting from the stock units.

In addition, you should declare your stock units and the shares acquired upon vesting of your stock units in your statement on bank accounts and securities that you have to file with your personal income tax and wealth tax return.

Your employer is not required to withhold or report upon the subsequent sale of the shares.

Wealth Tax

Any shares of Ariba common stock you receive upon vesting of your stock units will become part of your taxable net wealth and are subject to cantonal wealth tax.

A GUIDE TO ISSUES IN THE UNITED KINGDOM

The following is a general summary of the tax consequences of the cancellation of Eligible Options in exchange for Restricted Common Shares for Eligible Participants subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. We advise all Eligible Participants considering replacing their Eligible Options to consult with their own tax or financial advisors.

The discussion below relates to employees who are resident, ordinarily resident and domiciled in the United Kingdom for tax purposes at the time of grant of the Restricted Common Shares. If you are a citizen or resident of another country or are considered a resident of another country for local law purposes or if you are not treated as resident, ordinarily resident and domiciled in the United Kingdom, the information contained in this supplement may not be applicable to you.

Option Exchange for the Issuance of Restricted Common Shares

You will not be subject to tax as a result of the exchange of your Eligible Options for the grant of Restricted Common Shares.

Grant of Restricted Common Shares

You will not be subject to tax when the Restricted Common Shares are granted to you, unless you have jointly elected with your employer that tax will be charged on the date of grant. If you have elected to be taxed at grant, you will be subject to income tax and employees’ National Insurance contributions (“NICs”) on the full market value of the shares underlying your Restricted Common Shares on the date of grant.

To elect tax at grant, you will have to execute the Joint Election Form which you may request from your employer. You will have to execute the form within 14 days of the grant of your Restricted Common Share award.

Vesting of Restricted Common Shares

If no tax was paid at the time of grant, income tax and employees’ NICs will be payable at vesting on the full market value of the shares issued to you on the date of vesting (i.e., when the restrictions applicable to the Restricted Common Shares lapse).

If, however, you and your employer jointly elected to pay tax on the full market value of the shares subject to the Restricted Common Shares on the date of grant, no tax or NICs charges will arise at vesting.

Sale of Shares

You may be subject to capital gains tax on any capital gain realized when you sell the shares received under your Restricted Common Share award.

If you and your employer did not elect to pay tax at the time of grant of the Restricted Common Shares and income tax was paid on the value of the shares at vesting, the capital gain will be calculated by reference to any increase in the value of your shares between the date of vesting of your Restricted Common Shares and the date of sale. If, however, you and your employer jointly elected to pay tax on the full market value of the shares on the date of grant of the Restricted Common Shares, the capital gain is calculated by reference to any increase in value of the shares between the date of grant and the date of sale.

Capital gains are eligible for taper relief, pursuant to which the amount of any capital gain is reduced by reference to the number of complete years you hold the shares between the date of grant and the date of sale. All the shares you receive under the Restricted Common Share award and subsequently sell while still being employed by your employer, Ariba or one of its associated companies are likely to be treated as business assets for purposes of taper relief (business assets receive more favorable tax treatment than non-business assets). If, at the time of sale, you are no longer employed by your employer, Ariba or one of its associated companies, the shares will be considered non-business assets, and a lower percentage of taper relief will apply in respect of the period after the date you ceased employment in the Ariba group.

In addition, your total capital gains realized in any tax year are subject to an annual personal exemption before capital gains tax is payable (currently £8,500 for the U.K. tax year 6 April 2005 to 5 April 2006).

Withholding and Reporting

Your employer will be required to withhold income tax and NICs at the time of the taxable event (i.e., either at grant if you and your employer jointly elected to pay tax at grant, or at vesting) and will deliver the taxes withheld to the U.K. Inland Revenue on your behalf. If for any reason tax is not withheld, you are required to repay to your employer the income tax and employees’ NICs within 90 days of the date of the taxable event, otherwise you will be deemed to have received a further taxable benefit equal to the amount of income tax not so paid. This will give rise to a further income tax and NICs charge payable by you.

You will be responsible for paying to the U.K. Inland Revenue any taxes owed as a result of the sale of the shares.

Your employer is required to report the details of the grant and vesting of the Restricted Common Share award on its annual U.K. Inland Revenue tax return.

In addition to your employer’s reporting obligations, you must report details of any liabilities arising from the grant or vesting of your Restricted Common Share award and from the sale or disposal of shares to the U.K. Inland Revenue on your personal U.K. Inland Revenue tax return.

EXHIBIT 1

ELECTION FORM

Dated                              , 2005

THE OFFER RIGHTS EXPIRE AT MIDNIGHT, PACIFIC TIME, ON

AUGUST 5, 2005, UNLESS EXTENDED

Participation Instructions:

1. Print this form, complete it, sign it and fax it to Sorrell Johnson at (650) 390-1976 as soon as possible, but in any event, not later than Midnight, Pacific Time, on August 5, 2005 (or a later expiration date if Ariba extends the offer).

2. Please keep a confirmation of receipt of your facsimile transmittal of this form for your record keeping purposes.

3. Ensure that you receive confirmation of receipt from Ariba within 3 business days. Otherwise please send a copy of your fax confirmation or receipt to evidence proper and timely submission of this form.

To Ariba, Inc.:

I have received the Offer to Exchange dated July 7, 2005 (the “Offer to Exchange”) relating to Ariba, Inc.’s (“Ariba”) offer to exchange certain options held by its employees (the “Offer”). I understand that my “Eligible Options” are only those options held by me with an exercise price equal to or greater than $10.00 per share, and that the Offer is only available to employees who qualify as “Eligible Participants” and who remain “Eligible Participants” through the close of the Offer.

Election

☐ I hereby elect to cancel all of my Eligible Options according to the terms and conditions stated in the Offer to Exchange.

☐ I do not accept the Offer to exchange all of my Eligible Options. I understand that I will not receive any consideration for my Eligible Options and my Eligible Options will continue on their current terms.

I hereby agree that, unless I revoke my election before midnight Pacific Time on August 5, 2005 (or a later expiration date if Ariba extends the Offer), my election will be irrevocable. If accepted by Ariba, such surrendered Eligible Options will be cancelled in their entirety on or after such date. I understand that the consideration for the cancellation of my Eligible Options will be in the form of Restricted Common Shares and the number of shares of Restricted Common Shares that I will receive will be determined as of the Offer Termination Date. I further understand that I will receive my Restricted Common Shares after August 6, 2005.

I further understand and agree that the tender of my Eligible Options will be for the full number of shares outstanding thereunder.

I acknowledge and agree that, by accepting this Offer, I have agreed to all of the terms applicable to me in Appendix A to the Offer to Exchange (“Guide to International Issues”).

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Ariba or my employer (except on an at-will basis, unless otherwise required by local law). I agree that Ariba has made no representations or warranties to me regarding this Offer or the future value of Ariba stock, and that my participation in this Offer is at my own discretion.

I AGREE THAT ARIBA SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN THIS OFFER.

Optionee Signature	Date

Email Address:___________________________________

EXHIBIT 2

NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

If you previously elected to accept Ariba, Inc.’s (“Ariba”) offer to exchange certain options held by its employees and you would like to change your election and reject the offer, you must sign this Notice and send it to Sorrell Johnson via facsimile at (650) 390-1976 before midnight, Pacific Time, on August 5, 2005, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to sjohnson@ariba.com.

To Ariba:

I previously received a copy of the Offer to Exchange (dated July 7, 2005), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form, in which I elected to accept Ariba’s offer to exchange my Eligible Options (the “Offer”). I now wish to change that election and reject Ariba’s Offer to exchange all of my Eligible Options. I understand that by signing this Notice and delivering it pursuant to the instructions above, I will be able to withdraw my election to participate in the Offer, and reject the Offer instead. I have read and understand all of the terms and conditions of the Offer.

I understand that in order to reject the Offer, I must sign and deliver this Notice to Sorrell Johnson via facsimile at (650) 390-1976 before midnight, Pacific Time, on August 5, 2005, or if Ariba extends the deadline to exchange Eligible Options, before the extended expiration of the Offer.

By rejecting the Offer, I understand that I will not receive any Restricted Common Shares, and I will keep all of my Eligible Options. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between Ariba and me.

I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

I do not accept the Offer to exchange my Eligible Options.

Optionee Signature	Date

Name (Please print)	Employee ID

Email Address:___________________________________

NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

If you previously elected to reject Ariba, Inc.’s (“Ariba”) offer to exchange certain options held by its employees and you would like to change your election and accept the offer, you must sign (i) this Notice and (ii) a new Election Form and send both to Sorrell Johnson via facsimile at (650) 390-1976 before midnight, Pacific Time, on August 5, 2005, unless the offer is extended. If you have questions regarding the process for returning this Notice, please send an email to sjohnson@ariba.com.

To Ariba:

I previously received a copy of the Offer to Exchange (dated July 7, 2005), including all of its attachments, the cover letter and an Election Form. I signed and returned the Election Form, in which I elected to reject Ariba’s offer to exchange my Eligible Options (the “Offer”). I now wish to change that election, and accept Ariba’s Offer to exchange all of my Eligible Options. I understand that by signing this Notice and a new Election Form and delivering both forms pursuant to the instructions above, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read and understand all of the terms and conditions of the Offer.

I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Sorrell Johnson via facsimile at (650) 390-1976 before midnight, Pacific Time, on August 5, 2005, or if Ariba extends the deadline to exchange options, before the extended expiration of the Offer.

I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

I accept the Offer to exchange all of my Eligible Options as of the date hereof.

Optionee Signature	Date

Name (Please print)	Employee ID

Email Address